EXHIBIT 99. 1

                         EXPRESS SCRIPTS REPORTS STRONG
                            REVENUE AND INCOME GROWTH

             168.7 PERCENT REVENUE GAIN AND OPERATING PROFIT GROWTH
                   REFLECT SUCCESS WITH INTEGRATION OF VALUERX

     ST. LOUIS, July 28, 1998--Express Scripts, Inc. (NASDAQ:ESRX) today reported second quarter 1998 revenues increased 168.7 percent to $807.4 million compared with $300.5 million for the period one year ago. Excluding a previously announced one-time, pre-tax charge of $1.7 million, or 6 cents per share, related to the restructuring of its managed vision business, the company's net income grew by 29.8 percent to $10.6 million from $8.1 million the prior year and rose 26.0 percent on a diluted per share basis, to 63 cents from 50 cents. Including the one-time charge, diluted earnings per share were 57 cents for the quarter this year, an increase of 14.0 percent over the second quarter of 1997.

     The growth in revenues for the second quarter of this year was driven in large part by the contributions of ValueRx, which was acquired by Express Scripts in a purchase transaction completed April 1, 1998. The ValueRx acquisition also had a positive impact on operating profit for the quarter, although these profits were offset by integration costs incurred during the period. Cash flow for the quarter after eliminating the effects of the acquisition increased by $43.6 million.

     With the ValueRx purchase completed the combined Express Scripts/ValueRx entity had approximately 22.7 million lives covered under its core pharmacy benefit management programs as of July 1, strengthening Express Scripts/ValueRx's position as the largest PBM independent of drug manufacturer ownership.

     "We are very pleased with the results of the second quarter, which is the first period to include the combined operating results of the acquired ValueRx," said Barrett Toan, Express Scripts' president and chief executive officer. "We were able to achieve our integration goals and operating objectives while maintaining a non-dilutive earnings stream and positive cash flow for the quarter. In addition, we were able to report a 700,000 life increase in enrollment during the period. Our integration efforts remain on track and we expect to be able to generate a package of enhanced services to the large group and carrier market by the end of 1998."

     According to Toan, the companies essentially now have completed the combination of the executive, legal and other administrative functions, and are coordinating their sales, marketing and customer service strategies. In addition, a computer systems integration plan for finance, billing and remittances, receivables and clinical functions has been developed, and is in the process of being implemented.

     Toan reiterated that the company is now concentrating on the third quarter integration goals, which consist of: combining existing contracts and contracting procedures related to both suppliers and providers; implementation of financial reporting systems, and the completion of a systems integration plan for all other systems, including knowledge systems, claims adjudication and mail service systems, and the consolidation of financial operations.

     Fourth quarter integration goals remain unchanged, according to Toan. Progress has been made to ensure that the introduction of a new sales and marketing proposition for enhanced PBM services will be available. The company is also proceeding as planned to integrate computer platforms and systems.

     As previously announced, Express Scripts incurred a one-time, pre-tax charge of $1.7 million, or 6 cents per share, to account for the restructuring of its managed vision subsidiary. Express Scripts will transfer certain functions of its vision care unit to Cole Managed Vision, a subsidiary of Cole National Corporation (NYSE:CNJ). The transaction will not have a material impact on the company's revenues and earnings going forward.

     Express Scripts' continued to receive positive contributions from its advanced pharmacy benefits programs as well as its other complementary healthcare business units and strategic alliances in the second quarter of 1998. The company reported enrollment increases in its advanced pharmacy benefit management services, Express TherapeuticsSM and Express PreferenceSM. The company's operations in Canada had total enrollment of 1.1 million lives as of the beginning of the third quarter. IVTx, the company's home infusion services division, posted record sales and saw therapy days increase by 25.6 percent over the second quarter of 1997. Express Scripts' Practice Patterns Science subsidiary experienced an increase in its registry database business.

     The cost of revenues for the second quarter of 1998 increased 170.5 percent to $743.6 million, compared with $274.9 million for the second quarter of 1997. Second quarter SG&A expenses increased 185.9 percent to $39.3 million in 1998 from $13.7 million in 1997. That increase reflected additional expenses related to the ongoing operations of ValueRx, as well as costs associated with the integration of the two companies and amortization of intangible costs. As a percentage of revenues, SG&A expenses, excluding amortization of $3.2 million of intangible costs, decreased to 4.5 percent in 1998 versus 4.6 percent the prior year.

     As of June 30, 1998, Express Scripts had $81.9 million in cash, cash equivalents and short-term investments, down from $122.1 million at the end of 1997. This reflects the impact of the ValueRx purchase, which closed on April 1, 1998. Shareholders' equity at the end of the quarter was $225.3 million, an increase of 10.6 percent compared with $203.7 million as of Dec. 31, 1997.

     For the first six months of 1998, Express Scripts reported net income of $20.4 million, an increase of 29.6 percent compared with $15.8 million in the first half of last year. On a diluted per share basis, net income through June 30, 1998 was $1.22, up 27.1 percent from the 96 cents per share reported for the period in 1997. These figures exclude the second quarter 1998 one-time, pre-tax charge of $1.7 million or 6 cents per share. Net revenues, which include the contributions from the ValueRx acquisition in the second quarter, grew by 109.6 percent to $1,178.8 million in the six months ended June 30, 1998 from $562.5 million in 1997.

     Express Scripts, Inc. is a leading specialty managed care company and the largest independent pharmacy benefit management (PBM) company in North America. Following its recent acquisition of ValueRx, the company serves thousands of clients including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Together, Express Scripts and ValueRx manage over $4.0 billion in annual drug spend. The company provides a full range of consultative PBM services, including pharmacy network management, mail service and formulary management. The company also offers disease management programs, informed decision counseling services, medical and drug data analysis services, and infusion therapy services. Express Scripts is headquartered in St. Louis, and has additional sites in Minneapolis; Philadelphia; Albuquerque, N.M.; Tempe, Ariz.; Troy, N.Y. and Farmington Hills, Mich. More information can be found at HTTP://WWW.EXPRESS-SCRIPTS.COM and HTTP://WWW.VALUERX.COM.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS (FINANCIAL AND OTHERWISE), OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS THAT MAY IMPACT THESE FORWARD-LOOKING STATEMENTS INCLUDE: RISKS ASSOCIATED WITH THE CONSUMMATION OF ACQUISITIONS, INCLUDING THE ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES WITH THE EXISTING OPERATIONS OF THE COMPANY, LOSS OF CLIENTS IN THE TRANSITION PROCESS AND RISKS INHERENT IN THE ACQUIRED ENTITIES' OPERATIONS; LOWER THAN EXPECTED SALES AND REVENUE GROWTH; HEIGHTENED COMPETITION; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING OF PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Financial tables follow:


                              EXPRESS SCRIPTS, INC.
                             STATEMENT OF OPERATIONS
              (in thousands, except per share and percentage data)
                                   (unaudited)

                                    Three Months Ended                                Six Months Ended
                                          June 30                                          June 30
                               ----------------------------                     -----------------------------
                                   1998             1997          % Chg.            1998             1997           % Chg.
                               --------------   -------------   ------------    -------------    -------------    -------------
Net Revenues                        $807,406        $300,515        168.67%       $1,178,768         $562,505         109.56%
                               --------------   -------------                   -------------    -------------
Cost and expenses:
   Cost of revenues                  743,557         274,906        170.48         1,082,049          512,204          111.25
   Selling, general, &                39,266          13,733        185.92            58,092           27,031          114.91
   administrative
   Corporate restructuring             1,651               -            nm             1,651                -              nm
   expenses
                               --------------   -------------                   -------------    -------------
                                     784,474         288,639        171.78         1,141,792          539,235          111.74
                               --------------   -------------                   -------------    -------------
Operating Income                      22,932          11,876         93.10            36,976           23,270           58.90
                               --------------   -------------                   -------------    -------------
Other income (expense):
   Interest income                     1,751           1,303         34.38             3,889            2,562           51.80
   Interest expense                  (6,867)            (18)            nm           (6,881)             (36)              nm
                               --------------   -------------                   --------------   -------------
                                     (5,116)           1,285       -489.13           (2,992)            2,526         -218.45
                               --------------   -------------                   -------------    -------------
Income before income taxes            17,816          13,161         35.37            33,984           25,796           31.74
Provision for income taxes             8,248           5,030         63.98            14,537           10,024           45.02
                               --------------   -------------                   -------------    -------------
Net income                          $  9,568      $    8,131         17.67       $    19,447        $  15,772           23.30
                               ==============   =============                   =============    =============

Basic earnings per share               $0.58           $0.50         16.00             $1.18            $0.97           21.65
                               ==============   =============                   =============    =============
Weighted average number of
   common shares outstanding
   during the period--Basic           16,550          16,264          1.76            16,538           16,266            1.67
   EPS

Diluted earnings per share             $0.57           $0.50         14.00             $1.16            $0.96            20.8
                               ==============   =============                   =============    =============
Weighted average number of
   common shares outstanding
   during the period--Diluted         16,821          16,476          2.09            16,805           16,456             2.1
   EPS


nm=Not meaningful

                              EXPRESS SCRIPTS, INC.
                                  BALANCE SHEET
                                ($ in thousands)
                                   (unaudited)


                                                   June 30,           December 31,          June 30,
                                                     1998                 1997                1997
                                                ----------------    -----------------    ----------------
      Assets
      Current assets
         Cash and cash equivalents                  $    81,944        $      64,155            $ 27,128
         Short term investments                               -               57,938              56,581
         Receivables, net                               364,603              210,291             184,565
         Inventories                                     41,567               28,935              26,332
         Deferred taxes and prepaid expenses             50,401                2,649               3,499
         Total current assets                           538,515              363,968             298,105

      Property and equipment (net)                       69,794               26,821              26,717
      Goodwill (net)                                    310,487                  251                 272
      Other assets                                       92,289               11,468              12,288

           Total assets                              $1,011,085          $   402,508        $    337,382
                                                ================    =================    ================


      Liabilities and Stockholders' Equity

      Current liabilities
         Current Portion Long Term Debt              $   27,000          $         -         $        -
         Claims payable                                 222,312              153,051             120,669
         Accounts payable                                55,913               17,979              18,137
         Accrued expenses                               146,707               26,876              18,161
           Total current liabilities                    451,932              197,906             156,967

      Long term debt                                    333,000                    -                   -
      Other long-term liabilities                           827                  901               1,572
      Total liabilities                                 785,759              198,807             158,539

      Total stockholders' equity                        225,326              203,701             178,843

      Total liabilities and stockholders'
      equity                                         $1,011,085          $   402,508        $    337,382
                                                ================    =================    ================


                              EXPRESS SCRIPTS, INC.
                               NON-FINANCIAL DATA
                     (in thousands, except percentage data)
                                   (unaudited)

                                Three Months Ended                                Six Months Ended
                                      June 30                                         June 30
                            ----------------------------                    ----------------------------
                                1998            1997           % Chg.          1998             1997           % Chg.
                            -------------    -----------     -----------    ------------     -----------    -------------

Pharmacy network claims           30,642         17,777        72.37%            49,670           34,798       42.74%
processed

Mail pharmacy claims               2,108            958       120.04%             3,177            1,844       72.29%
filled

Number of pharmacies in                                                            50.8             49.6       2.42%
network

Pharmacy benefit covered                                                         22,700           11,600       95.69%
lives

Drug spend                     1,197,600        595,000       101.28%         1,875,900        1,130,000       66.01%


                             SELECTED RATIO ANALYSIS
                           QUARTER ENDED JUNE 30, 1998


            EBITDA to Debt Ratio                         2.78(1)
            Interest Coverage Ratio                      4.7(1)
            Debt to Enterprise Value                    21.0
            Cash Value per Share                        $4.88
            Book Value per Share                       $13.42


(1)Without the Vision restructuring expenses deducted